Unofficial English Translation

Exhibit 10.3

Class II New Drug Approval Assignment Agreement

Party A: Harbin Tianmu Pharmaceuticals Company Limited

Party B: Jilin Tonghua Yisheng Pharmaceuticals Company Limited

1.	Name of the Drug: Nafarelin

2.	Indications: Endometriosis; Prostatic Cancer

3.
Closing of the Assignment: Based on the national pharmaceutical approval standard, the assignment shall be consummated when the Phase 3 clinical trial is finished as evidenced by the New Drug Approval Certificate.

4.	Specification: the drug e shall meet all the requirements of Class II New Drug

5.	Total Payment: RMB 33,000,000

6.
Terms of Payment: 33% of the total amount (RMB 11,000,000) shall be payable upon execution of this Agreement.  33% of the total amount RMB(11,000,000) shall be payable upon consummation of Phase 3 clinical trial.  The balance shall be payable when all the proper procedures for the assignment have been finished.

7.
The Parties’ Rights and Obligations: Party A shall have all the rights in this product and shall make the payment in accordance with the terms of payment. Party B shall be responsible for research and development, clinical trials, preparation and correspondence with SFDA for the New Drug Approval Certificate, provide all the formula, process and technical support with regard to manufacture of the product, and make sure the product be in compliance with all the relevant quality, technical, sanitation and safety legal requirements.

8.	Other Agreements: The parties may discuss and reach agreement with respect to any matter that is not specified in this Agreement.

9.
Dispute Resolution: All disputes in connection with this agreement thereof shall be settled friendly through negotiations. In case no settlement can be reached, the case will be sent to the Party A’s district court.

10.	This Agreement is made in two counterparts, one for each party. Both of them have the same force and effect. This Agreement will be effective upon execution of the parties’ general managers.

(No text below)

Unofficial English Translation

Assignee: Harbin Tianmu Pharmaceuticals Company Limited

Legal Representative: [company seal]

Address: Beijing Road No. 1 Limin Development Zone, Harbin, Heilongjiang Province China

Assignor: Jilin Tonghua Yisheng Pharmaceuticals Company Limited

Legal Representative: [company seal]

Address: Tuanjie Road No. 8855 Kuaidamao Town, Tonghua County, Tonghua City, Jilin Province China.

Date: March 21, 2010